Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF HOMELAND RESOURCES LTD.

Pursuant to the provisions of Nevada Corporation law, as amended, and the Certificate of Incorporation and By-Laws of Homeland Resources Ltd., a Nevada corporation (the “Company”), the undersigned approves the retainer of FOMO ADVISORS LLC for restructuring and merger and acquisition advisory services for consideration of fifty million (50,000,000) common stock purchase warrants with a strike price of .0001, a five-year exercise period, and a cash or cashless exercise feature subject to SEC registration of HMLA common shares. The warrants shall not vest until the Company is brought current with regard to SEC reporting no later than September 30, 2021. The Board meeting was convened on June 22, 2021 at 6:00am CT.

WHEREAS, to grow its business and fund strategic acquisitions, the Board of Directors approves the retainer of FOMO ADVISORS LLC for restructuring and merger and acquisition advisory services for consideration of fifty million (50,000,000) common stock purchase warrants with a strike price of .0001, a five-year exercise period, and a cash or cashless exercise feature subject to SEC registration of HMLA common shares. The warrants shall not vest until the Company is brought current with regard to SEC reporting no later than September 30, 2021.

WHEREAS, the Board of Directors believes it is in the best interests of the Company to approve the retainer of FOMO ADVISORS LLC for restructuring and merger and acquisition advisory services for consideration of fifty million (50,000,000) common stock purchase warrants with a strike price of .0001, a five-year exercise period, and a cash or cashless exercise feature subject to SEC registration of HMLA common shares. The warrants shall not vest until the Company is brought current with regard to SEC reporting no later than September 30, 2021.

NOW THEREFORE BE IT RESOLVED THAT:

RESOLVED, the Board of Directors approves the retainer of FOMO ADVISORS LLC for restructuring and merger and acquisition advisory services for consideration of fifty million (50,000,000) common stock purchase warrants with a strike price of .0001, a five-year exercise period, and a cash or cashless exercise feature subject to SEC registration of HMLA common shares. The warrants shall not vest until the Company is brought current with regard to SEC reporting no later than September 30, 2021.

RESOLVED, that any of the Executive Officers of the Company are hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to the consent resolutions set forth above.

Vikram Grover, CEO & Director